AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of February 1, 2001 by and between Alliance Quasar Fund, Inc. (formerly, Quasar Associates, Inc.) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of November 13, 1986 (as amended and in effect from time to time, the "Contract");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract, relating to maintenance of the Fund's assets in the custody of certain foreign sub-custodians, dated July 19, 1996 is hereby deleted.


II. Article 3 of the Contract is hereby deleted, and Articles 4 through 17 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 19, respectively.


III. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.
         ----------------------------------------

         3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, in accordance with Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

         3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    Scope of Delegated Responsibilities:

                  (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. In such event where the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) herein, the Foreign Custody Manager will arrange the transfer of the affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

          3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Article 3, the Foreign Custody Manager shall have no responsibility for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and upon Proper Instructions to the Fund's investment adviser an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board and upon Proper Instructions the Fund's investment adviser of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

          3.2.6 Standard of Care as Foreign Custody Manager of the Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

         3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3      Eligible Securities Depositories.
         --------------------------------

         3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with a list of Eligible Securities Depositories on Schedule B hereto, as amended from time to time by the Custodian and with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

         3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Fund Property Held Outside the United States.
     ----------------------------------------------------------------------

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.
     ----------------------------------------

         4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment setting forth the purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

          4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs that have been generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

For purposes of this Contract, the term "Institutional Clients" means U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar institutions which as part of their ordinary business operations purchase or sell securities and make use of global custody services. The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities except to the extent the Fund incurs loss or damage due to the failure of such nominee to meet its standard of care set forth in the relevant contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held hereunder, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Tax Law. Except to the extent that imposition of any tax liability arises from the Custodian's failure to perform in accordance with the terms of this section 4.11, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 4.12, (i) in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care; and (ii) the delegation by State Street Bank and Trust Company to its affiliate, State Street Trust Company Canada, of sub-custody duties in Canada shall not relieve State Street Bank and Trust Company of any responsibility for any loss due to the delegation to State Street Trust Company Canada, except (a) such loss as may result from political risk (e.g., exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) and (b) other losses (excluding losses resulting from a bankruptcy or insolvency of State Street Trust Company Canada not caused by political risk) under circumstances where State Street Bank and Trust Company and State Street Trust Company Canada have exercised reasonable care (including, without limitation, Acts of God, nuclear incident and the like).

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

V. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                       STATE STREET BANK and TRUST COMPANY




/s/ Raelene S. LaPlante             By:     /s/ Ronald E. Logue
---------------------------                 -----------------------------------
Raelene S. LaPlante                 Name:   Ronald E. Logue
VP and Assoc. Counsel               Title:  Vice Chairman and Chief Operating
                                            Officer




WITNESSED BY:                       ALLIANCE QUASAR FUND, INC.



/s/ Domenick Pugliese
---------------------------         By:    /s/ Edmund P. Bergan, Jr.
*[name] Domenick Pugliese                  ------------------------------------
[title]                             Name:  Edmund P. Bergan, Jr.
                                    Title: Secretary

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                     Subcustodian

Argentina                   Citibank, N.A.

Australia                   Westpac Banking Corporation

Austria                     Erste Bank der Osterreichischen Sparkassen AG

Bahrain HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                  Standard Chartered Bank

Belgium                     Fortis Bank nv-sa

Bermuda                     The Bank of Bermuda Limited

Bolivia                     Citibank, N. A.

Botswana                    Barclays Bank of Botswana Limited

Brazil                      Citibank, N.A.

Bulgaria                    ING Bank N.V.

Canada                      State Street Trust Company Canada

Chile                       BankBoston, N.A.

People's Republic of China  The Hongkong and Shanghai
                            Banking Corporation Limited,
                            Shanghai and Shenzhen branches

Colombia                    Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                  Banco BCT S.A.

Croatia                     Privredna Banka Zagreb d.d

Cyprus                      The Cyprus Popular Bank Ltd.

Czech Republic              Ceskoslovenska Obchodni Banka, A.S.

Denmark                     Danske Bank A/S

Ecuador                     Citibank, N.A.

Egypt Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)

Estonia                     Hansabank

Finland                     Merita Bank Plc.

France                      BNP Paribas, S.A.

Germany                     Dresdner Bank AG

Ghana                       Barclays Bank of Ghana Limited

Greece                      National Bank of Greece S.A.

Hong Kong                   Standard Chartered Bank

Hungary                     Citibank Rt.

Iceland                     Icebank Ltd.

India                       Deutsche Bank AG
                            The Hongkong and Shanghai
                            Banking Corporation Limited

Indonesia                   Standard Chartered Bank

Ireland                     Bank of Ireland

Israel                      Bank Hapoalim B.M.

Italy                       BNP Paribas, Italian Branch

Ivory Coast                 Societe Genersle de Banques en Cote d'Ivoire

Jamaica                     Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                       The Fuji Bank, Limited
                            The Sumitomo Bank, Limited

Jordan HSBC Bank Middle East(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                  HSBC Bank Kazakhstan

Kenya                       Barclays Bank of Kenya Limited

Republic of Korea           The Hongkong and Shanghai Banking Corporation
                            Limited

Latvia                      A/s Hansabanka

Lebanon HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania                   Vilniaus Bankas AB

Malaysia                    Standard Chartered Bank Malaysia Berhad

Mauritius                   The Hongkong and Shanghai Banking Corporation
                            Limited

Mexico                      Citibank Mexico, S.A.

Morocco                     Banque Commerciale du Maroc

Namibia                     Standard Bank Namibia Limited

Netherlands                 Fortis Bank (Nederland) N.V.

New Zealand                 ANZ Banking Group (New Zealand) Limited

Nigeria                     Stanbic Merchant Bank Nigeria Limited

Norway                      Christiania Bank og Kreditkasse ASA

Oman HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan                    Deutsche Bank AG

Palestine                   HSBC Bank Middle East (as delegate of The
                            Hongkong and Shanghai Banking Corporation
                            Limited)

Panama                      BankBoston, N.A.

Peru                        Citibank, N.A.

Philippines                 Standard Chartered Bank

Poland                      Citibank (Poland) S.A.

Portugal                    Banco Comercial Portugues

Qatar HSBC Bank Middle East(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                     ING Bank N.V.

Russia                      Credit Suisse First Boston AO - Moscow
                            (as delegate of Credit Suisse First Boston -
                            Zurich)

Singapore                   The Development Bank of Singapore Limited

Solvak Republic             Ceskoslovenska Obchodni Banka, A.S.

Solvenia                    Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                Standard Bank of South Africa Limited

Spain                       Banco Santander Central Hispano S.A.

Sri Lanka                   The Hongkong and Shanghai Banking Corporation
                            Limited

Swaziland                   Standard Bank Swaziland Limited

Sweden                      Skandinaviska Enskilda Banken

Switzerland                 UBS AG

Taiwan - R.O.C.             Central Trust of China

Thailand                    Standard Chartered Bank

Trinidad & Tobago           Republic Bank Limited

Tunisia                     Banque Internationale Arabe de Tunisie

Turkey                      Citibank, N.A.

Ukraine                     ING Bank Ukraine

United Kingdom              State Street Bank and Trust Company, London
                            Branch

Uruguay                     BankBoston, N.A.

Venezuela                   Citibank, N.A.

Vietnam                     The Hongkong and Shanghai Banking Corporation
                            Limited

Zambia                      Barclays Bank of Zambia Limited

Zimbabwe                    Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories

Argentina             Caja de Valores S.A.

Australia             Austraclear Limited

                      Reserve Bank Information and Transfer System

Austria               Oesterreichische Kontrollbank AG
                      (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                      Banque Nationale de Belgique

Brazil                Companhia Brasileira de Liquidacao e Custodia

                      Sistema Especial de Liquidacao e de Custodia (SELIC)

                      Central de Custodia e de Liquidacao Financeira de

                      Titulos Privados (CETIP)

Bulgaria              Central Depository AD

                      Bulgarian National Bank

Canada                Canadian Depository for Securities Limited

Chile                 Deposito Central de Valores S.A.

People's Republic     Shanghai Securities Central Clearing & Registration
of China              Corporation
                      Shenzhen Securities Central Clearing Co., Ltd.

Colombia              Deposito Centralizado de Valores

Costa Rica            Central de Valores S.A.

Croatia               Ministry of Finance

                      National Bank of Croatia

                      Sredisnja Depozitarna Agencija d.d.

Czech Republic        Stredisko cennych papiru

                      Czech National Bank

Denmark               Vaerdipapircentralen (Danish Securities Center)

Egypt                 Misr for Clearing, Settlement, and Depository

Estonia               Eesti Vaartpaberite Keskdepositoorium

Finland               Finnish Central Securities Depository

France                Societe Interprofessionnelle pour la Compensation des
                      Valeurs Mobilieres

Germany               Clearstream Banking AG, Frankfurt

Greece                Bank of Greece,
                      System for Monitoring Transactions in Securities in Book-Entry Form

                      Apothetirion Titlon AE - Central Securities Depository

Hong Kong             Central Clearing and Settlement System

                      Central Moneymarkets Unit

Hungary               Kozponti Elszamolohaz es Ertektar
                      (Budapest) Rt. (KELER)

India                 National Securities Depository Limited

                      Central Depository Services India Limited

                      Reserve Bank of India

Indonesia             Bank Indonesia

                      PT Kustodian Sentral Efek Indonesia

Israel                Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                      Clearinghouse)

Italy                 Monte Titoli S.p.A.

Ivory Coast           Depositaire Central - Banque de Reglement

Jamaica               Jamaica Central Securities Depository

Japan                 Japan Securities Depository Center (JASDEC) Bank of Japan
                      Net System

Kazakhstan            Central Depository of Securities

Kenya                 Central Bank of Kenya

Republic of Korea     Korea Securities Depository

Latvia                Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                      Banque du Liban

Lithuania             Central Securities Depository of Lithuania

Malaysia              Malaysian Central Depository Sdn. Bhd.

                      Bank Negara Malaysia,
                      Scripless Securities Trading and Safekeeping System

Mauritius             Central Depository and Settlement Co. Ltd.

                      Bank of Mauritius

Mexico                S.D. 1NDEVAL (Instituto para el Deposito de Valores)

Morocco               Maroclear

Netherlands           Nederlands Centraal Instituut voor Giraal Effectenverkeer
                      B.V. (NECIGEF)

New Zealand           New Zealand Central Securities Depository Limited

Nigeria               Central Securities Clearing System Limited

Norway                Verdipapirsentralen (Norwegian Central Securities
                      Depository)

Oman                  Muscat Depository & Securities Registration Company, SAOC

Pakistan              Central Depository Company of Pakistan Limited

                      State Bank of Pakistan

Palestine             Clearing Depository and Settlement, a department of the
                      Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines           Philippine Central Depository, Inc.

                      Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                National Depository of Securities
                      (Krajowy Depozyt Papierow Wartosciowych SA)

                      Central Treasury Bills Registrar

Portugal              Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania               National Securities Clearing, Settlement and Depository
                      Company

                      Bucharest Stock Exchange Registry Division

                      National Bank of Romania

Singapore             Central Depository (Pte) Limited

                      Monetary Authority of Singapore

Solvak Republic       Stredisko cennych papierov

                      National Bank of Slovakia

Solvenia              Klirinsko Depotna Druzba d.d.

South Africa          Central Depository Limited

                      Share Transactions Totally Electronic (STRATE) Ltd.

Spain                 Servicio de Compensacion y
                      Liquidacion de Valores, S.A.

                      Banco de Espaana, Central de Anotaciones en Cuenta

Sri Lanka             Central Depository System (Pvt) Limited

Sweden                Vardepapperscentralen VPC AB (Swedish Central Securities
                      Depository)

Switzerland           SegaIntersettle AG (SIS)

Taiwan-R.O.C.         Taiwan Securities Central Depository Co., Ltd.

Thailand              Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                Takas ye Saklama Bankasi A.S. (TAKASBANK)

                      Central Bank of Turkey

Ukraine               National Bank of Ukraine

United Kingdom        Central Gilts Office and Central Moneymarkets Office

Venezuela             Banco Central de Venezuela

Zambia                LuSE Central Shares Depository Limited

                      Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                                                      SCHEDULE C

                               MARKET INFORMATION


Publication/Type of Information             Brief Description
(Frequency)

The Guide to Custody in World Markets       An overview of safekeeping and
(annually)                                  settlement practices and procedures
                                            in each market in which State Street
                                            Bank and Trust Company offers
                                            custodial services.

Global Custody Network Review               Information relating to the
(annually)                                  operating history and structure
                                            of depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

Global Legal Survey                         With respect to each market in which
(annually)                                  State Street Bank and Trust Company
                                            offers custodial services, opinions
                                            relating to whether local law
                                            restricts (i) access of a fund's
                                            independent public accountants to
                                            books and records of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (ii) the Fund's ability to
                                            recover in the event of bankruptcy
                                            or insolvency of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (iii) the Fund's ability to
                                            recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the
                                            ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts
(annually)                                  State Street Bank and Trust Company
                                            has entered into with each
                                            subcustodian in the markets in which
                                            State Street Bank and Trust Company
                                            offers subcustody services to its US
                                            mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services.

Foreign Custody Advisors (as necessary):    With respect to markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.